EXHIBIT A to the
CHIEF COMPLIANCE OFFICER AGREEMENT
by and between U.S. BANCORP FUND SERVICES, LLC,
ETF SERIES SOLUTIONS, and MICHAEL R. MCVOY

Amended and Restated July 31, 2014

SCHEDULE OF FUNDS OF TRUST FOR WHICH COMPLIANCE OFFICER IS
DESIGNATED AND APPOINTED TO THE POSITION OF CHIEF COMPLIANCE OFFICER

Fund Name	Adviser	Sub-Adviser	Date of Appointment

AlphaClone Alternative Alpha ETF	Exchange Traded Concepts, LLC	Index Management Solutions, LLC	May 13, 2013

Vident International Equity Fund	Exchange Traded Concepts, LLC	Mellon Capital Management Corporation	August 22, 2013

Vident Core U.S. Equity Fund	Exchange Traded Concepts, LLC	Index Management Solutions, LLC	November 14, 2013

Deep Value ETF	Exchange Traded Concepts, LLC	Index Management Solutions, LLC	February 26, 2014

Falah Russell-IdealRatings U.S. Large Cap ETF	Exchange Traded Concepts, LLC	Index Management Solutions, LLC	May 19, 2014

IN WITNESS WHEREOF, the parties have executed this amended and restated exhibit as of the day and year written above.

U.S. BANCORP FUND SERVICES, LLC
/s/ Michael R. McVoy
Michael R. McVoy
Executive Vice President

ETF SERIES SOLUTIONS
/s/ Michael D. Barolsky
Michael D. Barolsky, Esq.
Secretary
/s/ Michael R. McVoy
COMPLIANCE OFFICER
Michael R. McVoy